                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-70203, 333-73053 and 333-45276) and in the
Registration Statement on Form S-3 (No. 333-82126) of King Pharmaceuticals,
Inc. of our report dated February 28, 2006, except for the fifteenth paragraph of Note 19 for which the date is March 2, 2006, relating to the financial statements, financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Raleigh, NC
March 2, 2006